EXHIBIT 16


        August 5, 1994


        Securities and Exchange Commission
        450 Fifth Street, N.W.
        Washington, D.C.  20549



        Dear Sirs:


                           MAXICARE HEALTH PLANS, INC.


        We have read Item 4 of Maxicare Health Plans, Inc.'s Form 8-K dated August 1, 1994 and are in agreement with the statements contained in paragraph 4(a) therein.




        Sincerely,

        /s/ PRICE WATERHOUSE



















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